Exhibit 16.1

August 19, 2015

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE Washington, D.C. 20549

We have read Item 4.01 included in the Current Report on Form 8-K of Unified Signal, Inc. dated July 22, 2015, to be filed with the Securities and Exchange Commission. We agree with the statements concerning our Firm in such Current Report on Form 8-K. We have no basis to agree or disagree with other statements of the registrant contained therein.


/s/ Liggett, Vogt & Webb, P.A.
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